Exhibit 99.1

FOR IMMEDIATE RELEASE
International Money Express, Inc. Announces Results for the First Quarter 2020; Delivers 80% year over year Net Income Growth

First Quarter 2020 - Financial Highlights

•	Revenues grew 13.0% versus the prior year period

•	Net Income totaled $5.7 million, compared to $3.2 million in the first quarter of 2019, growth of 80.2%

•	Basic and Diluted Earnings per Share of $0.15 compared to $0.09 in the first quarter of 2019

•	Adjusted Net Income totaled $7.6 million or $0.20 per Adjusted Basic and Diluted Earnings per Share

•	Adjusted EBITDA increased by 22.8% over the prior year first quarter to $13.2 million

•	Net Income Margin increased by 280bps over the prior year period to 7.4% and Adjusted EBITDA margin expanded 136bps over the prior year period to 17.1%

MIAMI, Florida (April 30, 2020) – International Money Express, Inc. (NASDAQ: IMXI) (“Intermex” or the “Company”), a leading money remittance services company focused primarily on the Latin America and Caribbean corridor, today announced results for the first quarter ended March 31, 2020 and will host a conference call to discuss results at 5:00 pm ET today.

First Quarter Financial Results

Intermex generated Revenues of $77.3 million in the first quarter of 2020, an increase of 13.0% over the prior year quarter. Revenue growth was primarily driven by volume growth in the LATAM and Caribbean corridor.

The Company reported Net Income in the first quarter of 2020 of $5.7 million compared to $3.2 million in the prior year quarter, which represents growth of 80.2%. Adjusted Net Income for the first quarter of 2020 totaled $7.6 million compared to $5.8 million in the prior year quarter.  Net Income margin for the 2020 period was 7.4%, a 280bps expansion over the prior year period.

Basic and diluted earnings per share in the first quarter of 2020 were $0.15 compared to $0.09 per share in the prior year quarter. Adjusted basic and diluted earnings per share totaled $0.20 for the first quarter of 2020 compared to $0.16 for the first quarter of 2019.

Adjusted EBITDA in the first quarter of 2020 grew 22.8% over the comparable period in the prior year to $13.2 million, driven primarily by higher revenues as a result of volume growth during the current quarter. These results represent an Adjusted EBITDA margin of approximately 17.1%, representing an increase of 136bps over the prior year quarterly period margin of 15.8%.

Capital & Liquidity

The Company remains highly capitalized with a strong liquidity position. During the first quarter of 2020, the Company generated Free Cash of approximately $7.3 million compared to $4.8 million in the prior year period. The Intermex model is highly cash generative, generally converting over half of its Adjusted EBITDA, after taxes, investments and debt service, to Free Cash.  Notwithstanding modest declines in volume, the Company continued to generate Free Cash during the month of April. Current volumes are well above breakeven on a cash flow basis and 80% of the Company’s costs are variable with transaction volume.

Company Response to COVID-19 Pandemic
As the Company navigates the ongoing COVID-19 pandemic, the health and well-being of our customers, independent partners and employees remain a top priority. In response to the pandemic, as well as to stated guidelines and orders of governmental authorities, Intermex has instituted the following policies across the organization:

•	Implemented social-distancing practices at Mexico and Guatemala call centers
•	Empowered all headquarter and certain other administrative employees to work efficiently from home
•	Temporarily closed all 33 Company-operated stores

Intermex Chairman, Chief Executive Officer and President Robert Lisy commented “Despite the challenges posed by the COVID-19 pandemic, we are pleased to start 2020 with a quarter of strong execution as Intermex continued to deliver profitable and sustainable growth to our stakeholders. We continue to meet the critical needs of our customers, while keeping our employees safe and healthy. I am extremely proud of the work our teams here in the U.S. and abroad are doing to meet the essential money remittance needs of our customers during these unprecedented times.”

Mr. Lisy added, “While we have only seen modest declines in year over year volume since the beginning of the crisis, we are suspending our Financial Guidance for 2020. The crisis significantly increases uncertainty for the foreseeable future, but we remain confident that our superior customer service and operational excellence will enable us to continue to outperform our competitors.”

Non-GAAP Measures
For the Company, Adjusted Net Income, Adjusted Earnings per share, Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash, each a Non-GAAP financial measure, are the primary metrics used by management to evaluate the financial performance of our business. We present these Non-GAAP financial measures because we believe they are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe they are helpful in highlighting trends in our operating results, because they exclude, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

Adjusted Net Income is defined as Net Income adjusted to add back certain charges and expenses, such as non-cash amortization resulting from push-down accounting, non-cash compensation costs and other items set forth in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing, future Company performance. Adjusted Earnings per share is calculated by dividing Adjusted Net Income by GAAP weighted-average common shares outstanding (basic and diluted).

Adjusted EBITDA is defined as Net Income before depreciation and amortization, interest expense, income taxes, and also adjusted to add back certain charges and expenses, such as non-cash compensation costs and other items set forth in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing, future Company performance. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Revenues.

Adjusted Net Income, Adjusted Earnings per share, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Free Cash, also a Non-GAAP measure, is defined as Net Income before provision for bad debt and depreciation and amortization adjusted to add back certain non-cash charges and expenses, such as non-cash compensation costs and other items set forth in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations, and reduced by the cash used in investing activities and servicing of our debt obligations.

Reconciliations of Net Income, the Company’s closest GAAP measure, to Adjusted Net Income Adjusted EBITDA and Free Cash, as well as a reconciliation of Earnings per share to Adjusted Earnings per share and Adjusted EBITDA margin are set forth in the tables below following the condensed consolidated financial statements.

Investor and Analyst Conference Call / Presentation
Intermex will host a conference call and webcast presentation at 5:00 p.m. Eastern
Time today. The conference call can be heard by dialing: 1-877-300-8521 (U.S.) or 1-412-317-6026 (outside the U.S.) ten minutes prior to the start of the call.

The conference call and accompanying slides will be available via webcast at https://investors.intermexonline.com.  Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available approximately 2-4 hours after the conference call at https://investors.intermexonline.com/.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, expectations for our business and the business of the Company. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as would,” “will,” “should,” “expects,” “believes,” “anticipates,” “continues,” “could,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “forecasts,” “intends,” “assumes,” “estimates,” “approximately,” “shall,” “our planning assumptions,” “future outlook” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Except for historical information, matters discussed in such statements are forward-looking statements.  All of these forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, as well as macroeconomic conditions, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. While we believe these expectations, assumptions, estimates, judgments and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks, uncertainties, contingencies and other factors, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements, or could affect our share price. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.  Some of the factors that could cause actual results to differ from those expressed or implied by the forward-looking statements and could materially adversely affect our business, financial condition, results of operations, cash flows and liquidity include, among other things, the COVID-19 pandemic, responses thereto and the economic and market effects thereof, including unemployment levels and increased capital market volatility; competition in the markets in which we operate; volatility in foreign exchange rates that could affect the volume of consumer remittance activity and/or affect our foreign exchange related gains and losses; our ability to maintain agent relationships on terms consistent with those currently in place; our ability to maintain banking relationships necessary for us to conduct our business; credit risks from our agents and the financial institutions with which we do business; bank failures, sustained financial market illiquidity, or illiquidity at our clearing, cash management or custodial financial institutions; new technology or competitors that disrupt the current ecosystem including by introducing digital platforms; cyber-attacks or disruptions to our information technology, computer network systems and data centers; our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements; interest rate risk from elimination of LIBOR as a benchmark interest rate our success in developing and introducing new products, services and infrastructure; customer confidence in our brand and in consumer money transfers generally; our ability to maintain compliance with the regulatory requirements of the jurisdictions in which we operate or plan to operate; international political factors or implementation of tariffs, border taxes or restrictions on remittances or transfers of money out of the United States or Canada; changes in tax laws and unfavorable outcomes of tax positions we take; political instability, currency restrictions and volatility in countries in which we operate or plan to operate; consumer fraud and other risks relating to customers’ authentication; weakness in U.S. or international economic conditions; change or disruption in international migration patterns; our ability to protect our brand and intellectual property rights; our ability to retain key personnel; and other economic, business and/or competitive factors, risks and uncertainties, including those described in the “Risk Factors” section in periodic reports we file with the Securities and Exchange Commission. All statements other than statements of historical fact included in this press release are forward-looking statements including, but not limited to, statements regarding the uncertainty presented by the COVID-19 pandemic for the Company’s 2020 guidance and expectations regarding the Company achieving performance in excess of the industry despite the COVID-19 pandemic, and all forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement that we make in this press release speaks only as of the date of this press release. We undertake no obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events or otherwise.

About International Money Express, Inc.
At International Money Express, Inc. (NASDAQ: IMXI), the customer is at the center of everything we do.  We use proprietary technology that enables consumers to send money primarily from the United States to 17 countries in Latin America and the Caribbean, including Mexico and Guatemala, four countries in Africa and one country in Asia.  We offer electronic movement of money and data to our customers through our network of sending and paying agents located in all U.S. 50 states, the District of Columbia, Puerto Rico and Canada, and throughout Latin America, the Caribbean and other territories.  Our services are also available digitally through intermexonline.com.  We were founded in 1994 and are headquartered in Miami, Florida with offices in Puebla, Mexico, and Guatemala City, Guatemala.

Investor Relations
Sloan Bohlen
investors@intermexonline.com

International Money Express, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)	March 31, 2020	December 31, 2019
ASSETS	(Unaudited)
Current assets:
Cash	$101,838	$86,117
Accounts receivable, net of allowance of $873 and $759, respectively	38,156	39,754
Prepaid wires	7,912	18,201
Prepaid expenses and other current assets	2,908	4,155
Total current assets	150,814	148,227

Property and equipment, net	13,055	13,282
Goodwill	36,260	36,260
Intangible assets, net	25,642	27,381
Deferred tax asset, net	359	741
Other assets	1,388	1,415
Total assets	$227,518	$227,306

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net	$7,044	$7,044
Accounts payable	10,298	13,401
Wire transfers and money orders payable	39,878	40,197
Accrued and other	22,207	23,074
Total current liabilities	79,427	83,716

Long term liabilities:
Debt, net	85,862	87,623
Total long term liabilities	85,862	87,623

Stockholders' equity:
Total stockholders' equity	62,229	55,967
Total liabilities and stockholders' equity	$227,518	$227,306

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(in thousands of dollars)	2020	2019
	(Unaudited)
Revenues:
Wire transfer and money order fees, net	$67,095	$58,451
Foreign exchange gain, net	9,554	9,402
Other income	602	496
Total revenues	$77,251	$68,349

Operating expenses:
Service charges from agents and banks	52,227	45,569
Salaries and benefits	7,359	7,597
Other selling, general and administrative expenses	5,337	5,723
Depreciation and amortization	2,690	3,152
Total operating expenses	67,613	62,041

Operating income	9,638	6,308

Interest expense	1,870	2,071

Income before income taxes	7,768	4,237

Income tax provision	2,080	1,081

Net income	$5,688	$3,156

Earnings per common share Basic and diluted	$0.15	$0.09

Reconciliation from Net income to Adjusted Net income

	Three Months Ended March 31,
(in thousands of dollars)	2020	2019

	(Unaudited)

Net income	$5,688	$3,156

Adjusted for:
Share-based compensation, 2018 plan (a)	722	626
Offering costs (b)	-	513
TCPA Settlement (c)	23	-
Other employee severance (d)	-	106
Other charges and expenses (e)	147	59
Amortization of certain intangibles (f)	1,711	2,312
Income tax benefit related to adjustments (g)	(695)	(942)
Adjusted net income	$7,596	$5,830

(a) Stock options and restricted stock were granted to employees and independent directors of the Company. The Company recorded $0.7 million and $0.6 million of expense related to these equity instruments during the three months ended March 31, 2020 and 2019, respectively.

(b)  The Company incurred $0.5 million of expenses during the three months ended March 31, 2019 for professional and legal fees in connection with a tender offer for the Company’s warrants.

(c) Represents legal fees related to the settlement of a class action lawsuit related to the TCPA.

(d) Represents $0.1 million of severance costs incurred during the three months ended March 31, 2019 related to departmental changes.

(e)  Includes loss on disposal of fixed assets, foreign currency (gains) losses and other legal expenses.

(f) Represents the amortization of certain intangible assets that resulted from the application of push-down accounting.

(g) Represents the current and deferred tax impact of the taxable adjustments to net income using the Company’s blended federal and state tax rate for each period. Relevant tax-deductible adjustments include all adjustments to net income.

Reconciliation from GAAP Earnings per Share to Adjusted Earnings per Share

	Three Months Ended March 31,
	2020	2019
	(Unaudited)
GAAP Earnings per Share	$0.15	$0.09
Adjusted for:
Share-based compensation, 2018 Plan	0.02	0.02
Offering costs	-	0.01
TCPA settlement	NM	-
Other employee severance	-	NM
Other charges and expenses	NM	NM
Amortization of certain intangibles	0.04	0.06
Income tax benefit related to adjustments	(0.02)	(0.03)
Non-GAAP Adjusted Earnings per Share	$0.20	$0.16

[NM—Percentage is not meaningful]

Reconciliation from Net income to Adjusted EBITDA

	Three Months Ended March 31,
(in thousands of dollars)	2020	2019

	(Unaudited)
Net income	$5,688	$3,156

Adjusted for:
Interest expense	1,870	2,071
Income tax provision	2,080	1,081
Depreciation and amortization	2,690	3,152
EBITDA	12,328	9,460
Share-based compensation, 2018 Plan (a)	722	626
TCPA settlement (b)	23	-
Offering costs (c)	-	513
Other employee severance (d)	-	106
Other charges and expenses (e)	147	59
Adjusted EBITDA	$13,220	$10,764

(a) Stock options and restricted stock were granted to employees and independent directors of the Company. The Company recorded $0.7 million and $0.6 million of expense related to these equity instruments during the three months ended March 31, 2020 and 2019, respectively.

(b) Represents legal fees related to the settlement of a class action lawsuit related to the TCPA.

(c) The Company incurred $0.5 million of expenses during the three months ended March 31, 2019 for professional and legal fees in connection with a tender offer for the Company’s warrants.

(d) Represents $0.1 million of severance costs incurred during the three months ended March 31, 2019 related to departmental changes.

(e)  Includes loss on disposal of fixed assets, foreign currency (gains) losses and other legal expenses.

Reconciliation from Net Income to Free Cash

	Three months ended March 31,
(in thousands of dollars)	2020	2019
	(Unaudited)

Net income for the period	$5,688	$3,156

Depreciation and amortization	2,690	3,152
Stock compensation expense	722	627
Provision for bad debt	737	360
Other noncash expenses	147	60
Cash used in investing Activities	(770)	(1,452)
Term loan pay downs	(1,915)	(1,125)

Net free cash generated during the period	$7,299	$4,778

Reconciliation from Net Income Margin to Adjusted EBITDA Margin

	Three Months Ended March 31,
	2020	2019
	(Unaudited)
Net Income margin	7.4%	4.6%
Adjusted for:
Interest expense	2.4%	3.0%
Income tax provision	2.7%	1.6%
Depreciation and amortization	3.5%	4.6%
EBITDA Margin	16.0%	13.8%
Share-based compensation, 2018 Plan	0.9%	0.9%
Offering costs	0.0%	0.8%
TCPA settlement	0.0%	0.0%
Other employee severance	0.0%	0.2%
Other charges and expenses	0.2%	0.1%
Adjusted EBITDA Margin	17.1%	15.7%